SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2008

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Bryn Mawr Bank Corporation (the “Corporation”) is supplementing the Analyst Update attached as Exhibit 99.1 to its Form 8-K Current Report filed on August 19, 2008 with the following information.

As previously disclosed in the Corporation’s Form 8-K filed on August 19, 2008, the Corporation and its wholly owned subsidiary, The Bryn Mawr Trust Company (the “Bank”), has experienced earning asset growth which, together with the expansion of the wealth management business through the acquisition of Lau Associates by the Corporation, has put a strain on the Corporation’s and the Bank’s Tier II regulatory capital ratios. Accordingly, the Bank raised $10 million in subordinated debt on July 30, 2008 which is intended to qualify as Tier II capital.

To further enhance the Corporation’s and Bank’s Tier II regulatory capital ratios, the Bank raised an additional $5 million in subordinated debt on August 28, 2008 which is intended to qualify as Tier II capital. This subordinated debt bears interest at a rate per annum equal to the ninety day LIBOR rate plus 3.75% and is adjusted quarterly. Interest is payable quarterly and principal is due on September 15, 2018.

The following table represents the Corporation’s and the Bank’s risk based capital ratios at June 30, 2008, which exceed the standards for classification as “well capitalized” along with the pro forma effects of the $15 million in subordinated debt and pro forma capital transactions relating to the acquisition of Lau Associates and the formation of Bryn Mawr Trust of Delaware (discussed in more detail in the Corporation’s Form 8-K filed on August 19, 2008).

Bryn Mawr Bank Corporation (Corporation):

	Regulatory Minimum Ratio to be Well Capitalized	Actual 6/30/08	Pro-Forma(1) 6/30/08
Tier I Capital to RWA	6.00%	10.05%	9.52%
Total (Tier II) Capital to RWA	10.00%	10.94%	11.94%
Tier I Leverage Ratio (Tier I Capital to Total Quarterly Average Assets)	5.00%	9.70%	9.00%

The Bryn Mawr Trust Company (Bank):

	Regulatory Minimum Ratio to be Well Capitalized	Actual 6/30/08	Pro-Forma(2) 6/30/08
Tier I Capital to Risk Weighted Assets (“RWA”)	6.00%	9.43%	9.21%
Total (Tier II) Capital to RWA	10.00%	10.32%	11.63%
Tier I Leverage Ratio (Tier I Capital to Total Quarterly Average Assets)	5.00%	9.09%	8.76%

(1)

Pro-forma Corporation ratios include subordinated debt of $15 million, $5.8 million of identifiable intangible assets resulting from the Lau acquisition, and receipt of a $1.1 million special dividend for the Lau acquisition and a $1.0 million special dividend for The Bryn Mawr Trust Company of Delaware, each of which occurred after June 30, 2008.

(2)

Pro-forma Bank ratios include subordinated debt of $15 million, a $1.1 million special dividend to the Corporation for the Lau acquisition, and a $1.0 million special dividend to the Corporation for The Bryn Mawr Trust Company of Delaware, each of which occurred after June 30, 2008. (See footnote 1 above).

The Corporation through its primary subsidiary, the Bank, was able to raise the $15 million in a relatively short time period with reasonable terms. The Corporation or the Bank may pursue additional amounts of subordinated debt, or other forms of capital instruments as needed, to support earning asset growth and expansion of its Wealth Management business.

The foregoing statements about subordinated debt, capital ratios and other forms of capital instruments are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation to differ materially from any future results, performance or achievements expressed or implied by those projected in the forward looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President
and Chief Executive Officer

Date: September 5, 2008

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